MANUFACTURING AGREEMENT

     AGREEMENT dated as of January 1, 1991 by and between XOMA CORPORATION ("Xoma"), a Delaware corporation with principal offices at 2910 7th Street (P.O. Box 11261), Berkeley, California 94710, and PFIZER INC ("Pfizer"), a Delaware corporation with principal offices at 235 East 42nd Street, New York, New York 10017 and a facility at 630 Flushing Avenue, Brooklyn, New York 11206 (the "Facility").

     WHEREAS, the defined terms used in this Agreement shall have the meanings ascribed to them in Attachment 1 attached hereto; and

     WHEREAS, the parties desire that Pfizer perform certain manufacturing and distribution activities pursuant to Xoma's PLA, in accordance with the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, Pfizer and Xoma hereby agree as follows:

1.   DESCRIPTION OF STEPS

1.01 General. The parties hereby agree that Xoma shall package, label and ship E5 to Pfizer pursuant to Section 1.02, in accordance with the terms and subject to the conditions set forth herein. In addition, the parties hereby agree that Pfizer shall have the right to perform additional steps on such E5 pursuant to Sections 1.03, 1.04, and 1.05, in accordance with the terms and subject to the conditions set forth herein. The parties agree and acknowledge that all of the steps to be performed by Pfizer shall be performed according to specifications and procedures that comply with Sections 6.01 and 6.02.

1.02 Packaging, Labelling and Shipment to Pfizer. Xoma shall fill and label bulk drug containers with E5, freeze the filled and labelled containers and ship the frozen containers to Pfizer by Federal Express Overnight Delivery, or another mutually agreed upon delivery service.

1.03 Steps Prior to Filling, Labelling and Packaging. Pfizer shall perform the following steps prior to filling, labelling and packaging:

1. Receive frozen E5 from Xoma, inspect the containers and labels and store the E5 frozen.


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2) Review the Xoma certificate of analysis and shipping records.

3) Thaw frozen E5 under controlled conditions.

4)   Sample the E5.

1.04 Filling, Labelling and Packaging Steps. Pfizer shall perform the following filling, labelling and packaging steps:

1)   Process the E5 by aseptic filtration.

2) Fill the E5 into sterilized vials and seal the filled vials.

3) Conduct in-process testing, which may include fill volume, seal integrity and appearance.

4)   Label and package the filled vials.

5)   Sample the labelled vials.

6) Submit lot samples and Xoma test data to CBER for release.

7) Upon approval by CBER, ship the filled, labelled and packaged E5 for commercial use.

8) Maintain production records, quality control records and reserve samples as required.

1.05 Storage and Handling. Pfizer shall maintain the appropriate storage conditions throughout holding and shipping of the filled and labelled E5, in accordance with Sections 6.01 and 6.02.

2.   SUPERVISION BY XOMA

2.01 The following employee of Xoma is hereby designated as the individual responsible for ensuring that the above operations are carried out in accordance with the PLA and GMP:

Name:          C.L. Dellio
Title:         Senior Vice President-Operations
Address:       Xoma Corporation Headquarters
               2910 Seventh Street
               Berkeley, California  94710
Telephone
Number:        (415) 644-1170

Another employee of Xoma may be designated from time to time, provided Pfizer is notified in advance in writing of his or her name, title, address and telephone number.
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2.02 The individual designated by Xoma pursuant to Section 2.01 shall carry out his responsibilities through periodic on-site visits, telephonic reports and written memoranda. Such individual shall be assisted by Dr. Frances M. Bogdansky, Vice President, Quality Control of Xoma, or her disignee or replacement, who shall monitor quality control and compliance issues. Xoma will continue to monitor Pfizer's operations as they relate to E5 by conducting regularly scheduled audits of the Facility to assure ongoing compliance with the PLA and GMP.

3.   STANDARD OPERATING PROCEDURES AND FORMS

3.01 All activities conducted hereunder by Pfizer will be conducted in accordance with Standard Operating Procedures prepared by Pfizer that comply with Sections 6.01 and 6.02.

3.02 Pfizer agrees that for each lot of E5 filled and packaged hereunder, Pfizer shall complete and furnish to Xoma batch production records. It is acknowledged by the parties that such records shall include test data for each lot.

3.03 Xoma agrees to maintain a complete record of information for each lot for the period required by law, including the information referred to in Section
3.02. Xoma acknowledges that maintenance of summaries of such information, as opposed to complete copies of the original records themselves, shall not constitute fulfillment of the obligation referred to in the immediately preceding sentence.

4.   DISTRIBUTION AND RECALL SYSTEM

4.01 The parties agree that, after filled and packaged E5 product has been approved for release and placed into finished stock, it is subject to being shipped to Pfizer's distribution centers for distribution to customers. Pfizer will comply with Section 1.05 in holding and shipping the finished stock at and from such distribution centers.

4.02 The parties agree that, after released E5 product has been distributed to customers, it shall be subject to recall by Pfizer using the sales information recorded by Pfizer's distribution centers at the time of sale.

5.   PERMISSION TO INSPECT

5.01 Pfizer hereby agrees and acknowledges that it shall permit authorized representatives of the FDA, including without limitation authorized representatives of the CBER, to inspect those portions of the Pfizer facilities in which Pfizer performs the activities provided for in this Agreement.

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6.   COMPLIANCE WITH CURRENT GMP AND PLA

6.01 Pfizer agrees that, in performing the activities provided for in this Agreement, it shall comply with GMP.

6.02 Pfizer agrees to perform all of the activities provided for in this Agreement in accordance with the PLA. In the event Xoma desires to modify the PLA, Xoma agrees to notify Pfizer of the planned modifications a reasonable period of time before the submission of such modifications to the FDA, so that Pfizer has sufficient time to implement those modifications that affect its activities hereunder.

7.   FDA REGISTATION OF THE FACILITY

     Pfizer shall perform the activities provided for in this Agreement at its Brooklyn Facility, unless otherwise specified or approved in advance by Xoma and the appropriate regulatory authorities. The Facility is registered with the FDA, its current Drug Establishment Registration Number being 2410924.

8.   LABEL CONTROL

8.01 Pfizer acknowledges that an example of the in-process labels to be used by Pfizer in performing the activities provided for in this Agreement are attached hereto as Attachment 8.01. The parties agree that Pfizer has the right to modify said labels to the extent permitted by law, upon written notice to Xoma and, where required, after authorization by CBER.

8.02 Xoma acknowledges that copies of shipping labels to be used by Xoma in performing the activities provided for in this Agreement are attached hereto as Attachment 8.02. The parties agree that Xoma has the right to modify said labels to the extent permitted by law, upon written notice to Pfizer and, where required, after authorization by CBER.

8.03 Each party agrees to ensure that all of its labels comply with the applicable laws and regulations including without limitation Section 351(a) (2) of the Public Health Service Act, Biological Products, which requires, among other things, that each package be plainly marked with a manufacturer license number.

9.   ULTIMATE USE AND EXPORT OF E5

9.01 Pfizer represents that (a) E5 may be both shipped domestically and exported, and (b) E5 is an injectable product.

9.02 Pfizer further represents that (a) it shall not permit the return to the U.S. of any partially processed E5 product
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                                       -5-


received hereunder from Xoma that is exported by Pfizer or any E5 product processed by Pfizer hereunder and exported by Pfizer; provided that Pfizer shall permit the return of any such E5 product to Pfizer (b) the U.S. PLA license number for E5 shall not appear on the labelling of the final E5 product received or processed by Pfizer hereunder that is exported, it being acknowledged and agreed by Pfizer that it shall not claim that any exported E5 product processed by Pfizer hereunder meets U.S. standards, and (c) any E5 product exported by Pfizer shall meet the specifications of the foreign purchaser and shall not be in conflict with the laws of the importing country.

10.  TERM

This Agreement shall be effective as of the date first set forth above and shall remain in effect for an unlimited period of time, subject to early termination in accordance with the terms of the provisions of Section 11.

11.  TERMINATION

11.01 In the event Pfizer ceases to have the right to use or sell E5 product, this Agreement shall terminate automatically, effective the date on which such right ceases.

11.02 Pfizer shall have the right, exercisable in its sole discretion with or without cause, to terminate this Agreement by giving to Xoma one (1) year's advance written notice of termination. After giving notice of termination and throughout the year ending on the date the notice of termination becomes effective, Pfizer agrees to render its reasonable cooperation and assistance in connection with the assumption by Xoma or a third party of Pfizer's obligations and duties hereunder.

11.03 If either Pfizer or Xoma materially breaches or defaults in the performance or observance of any of the provisions of this Agreement, and such breach or default is not cured within ninety (90) days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement in full upon a further thirty
(30) days' notice.

12.  MISCELLANEOUS

12.01 Force Majeure. No party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such party.

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12.02 Assignability. The Agreement may not be assigned by either party without the prior consent of the other party; provided, however, (a) either party may assign this Agreement to any entity which acquires substantially all of its assets and business, and (b) Pfizer may assign this Agreement, in whole or in part, to any Affiliate of Pfizer.

12.03 Pfizer Status. For the purpose of carrying out this Agreeement, Pfizer shall act as an independent contractor and not as partner, joint venturer, or agent and shall not bind nor attempt to bind Xoma to any contract.

12.04 Notices. Any notice, consent or approval required under this Agreement shall be in writing sent by registered or certified mail, postage prepaid, or by telex or telecopier (confirmed by such registered or certified mail) and addressed as follows:

If to Pfizer:                               If to Xoma:

Pfizer Inc                                  Xoma Corporation
235 East 42nd Street                        2910 Seventh Street
New York, New York                          Berkeley, California
10017                                       94710
Attn:  General Counsel                      Attn:  General Counsel
Telex:  856-697                             Telex:  420440
Telecopier No.:  (212) 573-1445             Telecopier No.:  (415) 644-2011

All notices shall be deemed to be effective on the date of mailing. In case any party changes its address at which notice is to be received, written notice of such change shall be given without delay to the other party.

12.05 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the subject matter hereof and has priority over all documents, verbal consents or understandings made between Pfizer and Xoma before the conclusion of this Agreement with respect to the subject matter hereof; none of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto.

12.06 Waivers. A waiver by any party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof.

12.07 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.

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12.08 Remedies. The rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full or partial termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

12.09 Headings and Sections. Headings in this Agreement are included herein for ease of reference only and shall have no legal effect. References to sections are to sections of this Agreement, unless otherwise specified.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

                                  XOMA CORPORATION


                                  By /s/  C.L. Dellio
                                     Clarence L. Dellio,
                                     Senior Vice President, Operations

                                  PFIZER INC


                                  By /s/  John Mitchell
                                     Vice President

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                             SCHEDULE OF ATTACHMENTS



Attachment 1                                Definitions

Attachment 8.01                             Pfizer In-Process Labels

Attachment 8.02                             Xoma Shipping Labels

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                                  ATTACHMENT 1

                                   DEFINITIONS

1. "Affiliate" means (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

2. "CBER" means FDA's Center for Biologics Evaluation and Research.

3. "E5" means the antibody drug substance that is the subject of the PLA.

4.   "FDA" means the U.S. Food and Drug Administration.

5. "GMP" means current good manufacturing practices, as specified in regulations promulgated from time to time by the FDA.

6. "PLA" means the application for a product license submitted by Xoma to the FDA for E5 on or about March 31, 1989 and assigned reference number 89-0246, as amended from time to time.

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                                 ATTACHMENT 8.01

                            PFIZER IN-PROCESS LABELS

1.       Label for bulk drug container
         (Image of label with the following data inserted here)

         E5 ANTIBODY
         LOT NUMBER                 ITEM CODE
         (BAR CODE)                 (BAR CODE)
         R00000                     97205
         QUANTITY                   UM
         (BAR CODE)                 (BAR CODE)
         TBD                        GM
         HAZARD WARNING INFORMATION
         NONE
         See MSDS for Full Information

2.       Label for in-process filled vials

         E - 5 ANTIBODY 2 MG/ML 10 ML FILL LOT # 00000A QC 721


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                                 ATTACHMENT 8.02

                              XOMA SHIPPING LABELS



(Image of label with the following information inserted here)


         E5(R) DRUG SUBSTANCE    XOMA
         Volume:           Liters
         2 mg/mL Monoclonal Antiendotoxin Antibody in 5 mM Sodium Phosphate/0.15 M Sodium Chloride Buffer, pH 7.3 containing 0.01% Polysorbate 80
         CAUTION: NEW DRUG -- LIMITED BY FEDERAL LAW TO INVESTIGATIONAL USE FOR FURTHER MANUFACTURING PROCESSING OR REPACKING ONLY. XOMA Corporation Store at -10(degree)C to -20(degree)C Berkeley, CA 94710 P/N 101390
         Lot: XXXXXXX Label 101554E